UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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GB SCIENCES, INC.

(Name of Registrant as Specified in its Charter)

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GB SCIENCES, INC.

9205 W Russell Road Suite 240

Las Vegas, Nevada 89148

December __, 2022

Dear Shareholder:

You are cordially invited to virtually attend the annual meeting of the shareholders of GB Sciences, Inc., a Nevada corporation (“GB Sciences”), to be held at 10:00 a.m. Pacific time on Thursday, March 9, 2023. The annual meeting will be a “virtual meeting” conducted solely online. You will be able to attend the annual meeting online by logging in at https://www.colonialstock.com/GBSciences2022 and then clicking on the document entitled “Virtual Meeting Instructions” which includes additional instructions necessary to access the meeting room. To access the annual meeting you will need your unique 12-digit control number included in the instructions that accompany your proxy materials. Information about the annual meeting and the matters to be voted on is given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

GB Sciences is pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to shareholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering our costs. We have posted our proxy materials on the Internet at https://www.colonialstock.com/GBSciences2022. You may view these materials and cast your vote online or by telephone by following the instructions provided on the website. You may also request a paper or email copy of the proxy materials and a proxy card, or download the form of proxy card from the Internet, by which you may vote personally or by mail.

YOUR VOTE IS IMPORTANT. Regardless whether you expect to virtually attend the annual meeting, please vote promptly by proxy as soon as possible as instructed in the accompanying proxy. If you decide to virtually attend the annual meeting, you may revoke your proxy and vote at the meeting.

As always, we appreciate your loyalty and support as a shareholder of GB Sciences.

Sincerely,

John Poss

CEO

GB SCIENCES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Friday, March 10, 2022

TO THE SHAREHOLDERS OF GB SCIENCES, INC.

NOTICE is hereby given that the annual meeting (the “Meeting”) of the shareholders of GB Sciences, Inc., a Nevada corporation (“we,” “us,” “GB Sciences” or the “Corporation”), will be held at 10:00 a.m. Pacific time on Thursday, March 9, 2023. The annual meeting will be a “virtual meeting” conducted solely online. You will be able to attend the annual meeting online by logging in at https://www.colonialstock.com/GBSciences2022 and then clicking on the document entitled “Virtual Meeting Instructions” which includes additional instructions necessary to access the meeting room. To access the annual meeting you will need your unique 12-digit control number included in the instructions that accompany your proxy materials. The annual meeting is being held for the following purposes:

1. To elect three directors to serve on our Board of Directors and until each of their successors has been duly elected and qualified, unless such individuals shall sooner die, resign or be removed;

2. To approve an amendment to our articles of incorporation to increase the number of shares of stock our Board of Directors is authorized to issue from 600,000,000 shares to 950,000,000 shares;

3. To ratify the appointment of Assurance Dimensions as our independent registered public accounting firm for the fiscal year ended March 31, 2023; and

4. To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

Shareholders of record at the close of business on January 10, 2023, will be entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof. The accompanying proxy is solicited by the Board of Directors. All of the above matters are more fully described in the accompanying Proxy Statement, into which this Notice is incorporated by reference.

Shareholders are cordially invited to attend the virtual Meeting in person. Whether or not you expect to attend the Meeting, you are urged to vote promptly by proxy as soon as possible over the Internet or by telephone. FOR SPECIFIC VOTING INSTRUCTIONS, PLEASE REFER TO THE INFORMATION PROVIDED IN THE ACCOMPANYING PROXY STATEMENT, THE PROXY CARD OR THE INSTRUCTIONS PROVIDED VIA THE INTERNET. YOU MAY ALSO REQUEST A PAPER OR EMAIL COPY OF THE PROXY STATEMENT AND PROXY CARD, OR DOWNLOAD THE FORM OF PROXY CARD FROM THE INTERNET, FROM WHICH YOU MAY VOTE PERSONALLY OR BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 9, 2023. The Corporation’s Proxy Statement and Annual Report on Form 10-K are available online at www.colonialstock.com/GB Sciences2022.

BY ORDER OF THE BOARD OF DIRECTORS

John Poss

CEO

December __, 2022

GB SCIENCES, INC.

9205 W Russell Road Suite 240

Las Vegas, Nevada 89148

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held Thursday, March 9, 2023

INFORMATION CONCERNING SOLICITATION AND VOTING AT THE ANNUAL MEETING

Security Holders Entitled to Vote

Holders of shares of common stock, par value $.0001 per share of GB Sciences, Inc., a Nevada corporation (“we,” “us,” “GB Sciences” or the “Corporation”), of record at the close of business on January 10, 2023 (the “Record Date”), will be entitled to vote at the annual meeting of shareholders to be held at 10:00 a.m. Pacific time on Thursday, March 9, 2023. The annual meeting will be a “virtual meeting” conducted solely online. You will be able to attend the annual meeting online by logging in at https://www.colonialstock.com/GBSciences2022 and then clicking on the document entitled “Virtual Meeting Instructions” which includes additional instructions necessary to access the meeting room. To access the annual meeting you will need your unique 12-digit control number included in the instructions that accompany your proxy materials. Our principal executive offices are located at 9205 W Russell Road Suite 240, Las Vegas, Nevada 89148, and our telephone number is (866) 721-0297.

This proxy statement (the “Proxy Statement”), together with the Notice of Annual Meeting of Shareholders, the proxy card, and the 2022 Annual Report on Form 10-K, was first made available to shareholders on or about December __, 2022.

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board and our Board committees, the compensation of our directors and current executive officers for fiscal 2022, and other required information.

There are no dissenters’ rights available in connection with any of the matters to be voted on at the Annual Meeting.

Voting of Proxies

If a proxy is properly voted or executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with any specifications made therein. If you do not indicate instructions on your proxy, then your shares will be voted as follows:

●	“FOR” the election of the nominees to the Board of Directors (the “Board”) of the Corporation as more fully described in the section herein entitled “Proposal 1;”

●	“FOR” the amendment to our articles of incorporation as more fully described in the section herein entitled “Proposal 2;” and

●

“FOR” the ratification of Assurance Dimensions, as our independent registered public accounting firm for the fiscal year ended March 31, 2023, as more fully described in the section herein entitled “Proposal 3.”

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm will be unable to vote your shares in the election of directors or with regard to the approval of the amendment to our certificate of incorporation.

Quorum and Vote Required

Thirty-three percent of the outstanding shares of stock entitled to be voted as of the close of business on the Record Date, present in person or by proxy, is necessary to constitute a quorum to transact business at the Meeting. However, approval of the proposal to amend our articles of incorporation, requires the affirmative vote of a majority of our outstanding common stock. Accordingly, a majority of the outstanding shares of common stock on the Record Date, present in person via virtual attendance at the Meeting or by proxy, is necessary to approve the amendment to increase the authorized capital to 950,000,000 shares of stock. In the election of directors, the three director candidates receiving the highest number of affirmative votes will be elected. Approval of the ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of those shares present in person or represented by proxy and voting on that proposal at the Annual Meeting.

Abstentions and Broker Non-votes

Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to a particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the shareholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not counted for purposes of determining whether a proposal has been approved by the requisite shareholder vote.

If you hold shares through a brokerage firm, bank, dealer or other nominee, then you are a holder of shares in “street name.” If you hold your shares beneficially in “street name,” you must review the voting form used by that firm and follow the voting instructions you receive from the broker or other nominee. If you hold shares in street name and do not provide your broker or other nominee with voting instructions, your shares may constitute broker “non-votes,” which occur when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. These matters are referred to as “non-routine” matters.

All of the matters scheduled to be voted on at the Annual Meeting are likely to be considered “non-routine,” except for the proposal to ratify the appointment of the Corporation’s independent accountants for the fiscal year ended March 31, 2023 (Proposal 3). If you do not provide voting instructions to your broker or other nominee, your shares will not be voted or counted towards any of the proposals other than Proposal 3. If you hold shares in street name, it is therefore particularly important that you instruct your broker on how you wish to vote your shares.

Electronic Availability of Proxy Materials

Under rules adopted by the Securities and Exchange Commission (the “SEC”), GB Sciences is making this Proxy Statement, GB Sciences’ Annual Report on Form 10-K for the fiscal year ended March 31, 2022, and the proxy card available on the Internet instead of mailing a printed copy of these materials to each shareholder. Shareholders who received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials other than as described below. Instead, the Notice contains instructions as to how shareholders may access and review all of the important information contained in the materials on the Internet, including how shareholders may submit proxies over the Internet or by telephone.

If you received the Notice by mail and would prefer to receive a printed copy of GB Sciences’ proxy materials, please follow the instructions for requesting printed copies included in the Notice. GB Sciences encourages you to take advantage of the availability of the proxy materials on the Internet.

The accompanying proxy is being solicited by the Board of Directors. The entire cost of this solicitation will be paid by the Corporation. In addition, we may reimburse brokerage firms and others for their expenses in forwarding solicitation materials regarding the Meeting to beneficial owners. In addition to solicitation by mail, officers and regular employees of the Corporation may solicit proxies from shareholders by telephone, facsimile, electronic mail or personal interview. Such persons will receive no additional compensation for such services.

Methods of Voting

You may vote over the Internet, by telephone, by mail or in person via virtual attendance at the Meeting.

Voting over the Internet. You may vote via the Internet. The website address for Internet voting is provided on your Notice and proxy card. You will need the control number appearing on your Notice and proxy card to vote via the Internet. You may use the Internet to transmit your voting instructions up until 1:00 am, Pacific time, on March 9, 2023. Internet voting is available 24 hours a day. If you vote via the Internet you do not need to vote by telephone or return a proxy card.

Voting by Telephone. You may vote by telephone by calling the toll-free telephone number provided on your proxy card. You will need to use the control number appearing on your Notice and proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 1:00 a.m., Pacific time, on March 9, 2023. Telephone voting is available 24 hours a day. If you vote by telephone you do not need to vote over the Internet or return a proxy card.

Voting by Mail. You may request a copy of this proxy statement and proxy card in paper or by email, and vote by marking, dating and signing the proxy card and mailing it to us. You may also download the proxy card off the Internet and mail it to us. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Meeting.

Voting in Person at the Meeting. If you virtually attend the Meeting and plan to vote in person at the meeting you will be able to do so. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Meeting.

Revocability of Proxies

You may revoke your proxy at any time before it is voted at the Meeting. To do this, you must timely:

●	Enter a new vote over the Internet or by telephone, or by signing and returning a replacement proxy card;

●	Provide written notice of revocation to our Corporate Secretary at the address provided in this proxy statement; or

●	Attend the Meeting virtually and vote in person.

If you attend the Meeting but do not vote, your previous proxy will not be revoked.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Additional Proposals

Other than the three proposals described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, John Poss and Zach Swarts, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of our nominees is no longer a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

Householding of Proxy Materials

In a further effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name will receive only one paper copy of the Notice, unless one or more of these shareholders notifies us that he or she wishes to continue receiving individual copies. If: (1) you share an address with another shareholder and received only one Notice, and would like to request a separate paper copy of the Notice; or (2) you share an address with another shareholder and together you would in the future like to receive only a single paper copy of the Notice, please notify our Corporate Secretary by mail at 9205 W Russell Road Suite 240, Las Vegas, Nevada 89148 or by telephone at (866) 721-0297.

Shares that may be Voted

You may vote all shares owned by you as of the close of business on January 10, 2023, the record date for the Annual Meeting, whether such shares are held of record or beneficially. There is no cumulative voting. On the record date, GB Sciences had outstanding 378,205,894 shares of common stock. A holder of common stock is entitled to one vote for each share of common stock held on the record date for each of the Proposals. The inspector of elections will be our transfer agent, Colonial Stock Transfer. We intend to announce preliminary results of voting at the Annual Meeting and publish the final results in a Form 8-K filed with the SEC shortly after our Annual Meeting.

Questions about Stock Ownership

Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Colonial Stock Transfer Company, Inc.

7840 South 700 East

Sandy, UT 84070

(801) 355-5740

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Directors, Executive Officers, and Significant Employees

Biographical summaries concerning the current directors who are each a director nominee and the Corporation’s executive officers are shown below. None of the directors or officers are related to each other. Each officer is appointed by, and serves at the pleasure of, the Board subject to the terms of their respective employment agreements with the Corporation, if any. All three nominees are nominated for a three-year term.

Name	Age	Position with GB Sciences
John Poss	74	Chief Executive Officer and Chairman of the Board
Dr. Andrea Small-Howard	53	President, Chief Science Officer and Director
Edmond DeFrank	55	Director
Zach Swarts	35	Chief Financial Officer, Treasurer
Gary Henrie	69	Secretary

John Poss, Chief Executive Officer and Chairman of the Board

Mr. Poss has been with the Company since August 2015. Mr. Poss has over 30 years of experience working as a consultant to companies facing major transitions and transformations. Mr. Poss began his career in the Washington, D.C. office of Arthur Andersen & Co. and has served as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Technology Officer of both public and private companies in such diverse industries as homebuilding, mining, telecommunications, manufacturing, logistics, construction lending and mortgage banking, and has operated his own consulting firm. Mr. Poss has also worked extensively internationally, successfully negotiating agreements in countries throughout Asia, Europe and the Americas.

Dr. Andrea Small-Howard, PhD, MBA, President, Chief Science Officer and Director

Effective June 16, 2021, the board of directors appointed Dr. Andrea Small-Howard to the office of president. Dr. Small-Howard was appointed as the Chief Science Officer and as a member of our board of directors on June 10, 2014, and she has served continuously in both positions since that time. As the Chief Science Officer, Dr. Small-Howard’s goal has been to create and maintain a novel plant-inspired therapy pipeline based on the Company's proprietary in silico technology suite, direct research & development efforts, facilitate research and development partnerships, guide product commercialization strategies, develop corporate messaging around our novel drug discovery process, and make public presentations promoting the Company’s drug development programs and unique corporate strategy.

Dr. Andrea Small-Howard has more than 20 years of research experience; as well as executive experience in the biopharmaceutical industry supervising research and development, manufacturing, and quality control divisions in both the US and China. In her biotechnology career, Dr. Small-Howard has taken novel biological products from ideation through commercialization. Dr. Small-Howard has been named an inventor on more than sixty patent applications and taken the lead in obtaining regulatory approvals from the U.S. Food and Drug Administration ("US FDA") and numerous international regulatory agencies. Dr. Small-Howard also created commercialization strategies, advised on distribution relationships, led branding committees, and supervised marketing materials. In one instance, Dr. Small-Howard designed a commercialization strategy for an in-licensed cervical cancer test. To that end, she developed technical product files in Korea with the original manufacturer, sourced US raw materials, hired contract manufacturers, created the US prototypes, and prepared regulatory filings. As VP of Scientific Oversight at Radient Pharmaceuticals Corp., she provided strategic product development and regulatory oversight across multiple international business divisions.

Dr. Small-Howard has directed research efforts on cannabinoids for over 20 years, leading a project group dedicated to the study of cannabinoids in the immune system as an NIH-funded post-doctoral fellow. In this work, she published one of the earliest studies of cannabinoid impacts on pro-inflammatory immunocytes. More recently she has contributed to published studies on consumer protection issues surrounding ‘medicinal’ Cannabis chemovars in Nevada, co-authored scholarly reviews on cannabinoids in heart disease and Parkinson’s disease, co-authored mechanistic studies on cannabinoid and terpene regulation of ion channels, and co-authored an innovative study demonstrating the utility of nanoparticles as delivery vehicles for Cannabis-derived therapeutic compounds.

For a four-year term (2012-2016), Dr. Small-Howard served on the Board of Directors of the Center for Healthcare Innovation, a nonprofit, non-partisan, and independent organization based in Chicago that is committed to serving as a catalyst for stimulating ideas, people, companies, and institutions to collaborate and achieve excellence in healthcare innovation. Her board level responsibilities at CHI included shaping and supporting the evolving mission of this dynamic group. She also served on the planning committee for their annual "Emerging Markets in the Life Sciences" seminar series, which ran for 5 years.

From July 2011 to June 2014, Dr. Small-Howard was the Founder and President of International Biotechnology Solutions, a management consulting firm that created customized, cost-effective commercialization solutions for viable yet abandoned biopharmaceutical products. International Biotechnology Solutions provided management consulting with a focus on assisting US biotech companies with products that could be commercialized within the Asia-Pacific region. Dr. Small-Howard successfully completed projects within the areas of business development, corporate alliance building, product commercialization, due diligence reporting on medical marijuana companies, corporate restructuring, and management of successful fund-raising campaigns.

From June 2011 to March 2013, she served as a Director on the Board of Directors (President for part of that time), for the Ceremax Investment Corporation. The Ceremax Investment Group was established by members of the USC EMBA Class XXV to pool its financial and intellectual resources to identify investment opportunities. During her tenure at Ceremax, Dr. Small Howard reviewed and approved capital and resource investments in promising start-up or scale-up phase private companies.

From November 2008 to July, 2011, Dr. Small-Howard served as the Vice President of Scientific Oversight for the Radient Pharmaceutical Corporation, a vertically-integrated biopharmaceutical research, development, and manufacturing corporation with operations in both the US and China. Dr. Small-Howard provided oversight for global product development in multiple international business divisions. She authored and/or attained 12 patents & 3 trademarks on proprietary cancer tests, cancer (gene) therapies, cosmeceuticals, and novel animal models. She achieved numerous regulatory approvals for cancer tests, cancer therapies, pharmaceuticals, and cosmeceutical products with the United States FDA, Health Canada, and other foreign ministries of health. She initiated and/or nurtured five international, collaborative, cancer research trial programs with universities that yielded 7 publications supporting cancer products and supervised the Quality Management Systems for an ISO 13485/cGMP compliant medical device manufacturing facility in the US; as well as the regulated manufacturing facilities in China. She also led and participated in internal and US FDA, CDPH, CE Mark/ISO 13485, and CMDR audits of Radient’s Quality Management System.

Edmond DeFrank, Director

Mr. DeFrank was elected to the GB Sciences, Inc. Board of Directors on October 23, 2019. He is a registered U.S. Patent Attorney and intellectual property specialist since 1993 with over 25 years’ experience as a computer engineer and a patent and trademark attorney in the high technology sector. He has written and prosecuted over one thousand trademarks and patent applications and patents for large high technology companies, educational institutions, and government entities. Mr. DeFrank is one of the first patent attorneys in U.S. history to successfully write and prosecute software, e-commerce, and IT business model patents for the World Wide Web in the early 1990s. Mr. DeFrank has protected his clients’ IP by working with state, federal, and foreign governments to combat the importation and sale of counterfeit products violating his clients’ patents and trademarks.

In addition, Mr. DeFrank has worked with small start-up companies and “Fortune 100” companies on strategic patent counseling, including managing and exploiting patent portfolios worth from six figures to billions of dollars through audit, analysis, valuation and licensing; performing due diligence for intellectual property acquisition, licensing, prosecution and litigation; managing, structuring and negotiating relationships between high tech companies, including forming licensing opportunities to generate revenue from intellectual property; negotiating and creating complex licensing, outsourcing, software development, manufacturing, marketing and distribution agreements; and performing due diligence and managing all intellectual property aspects of multi-million-dollar mergers and acquisitions. Over his career, Mr. DeFrank has founded and sold several software companies. He is the named inventor on 5 issued patents and over 30 pending patents.

For the past five years prior to joining the board of directors, Mr. DeFrank has provided legal services in the field of patent and trademark law as the owner of the Law Office of Edmond DeFrank from January 2001 to present. He is the founder of Ergo Sum Healthcare, Inc., a software development company which helps physicians produce better patient outcomes using personalized healthcare software solutions and served as its Chief Financial Officer from September 2013 to August of 2018.

Zach Swarts, Chief Financial Officer, Treasurer

Mr. Swarts was appointed as the Company's CFO on April 16, 2021, and as Treasurer on June 9, 2021, after serving as Interim CFO since September 5, 2019.  He began employment with GB Sciences in October 2017 and served as Director of Finance and Accounting prior to his appointment as Interim CFO. Prior to joining GB Sciences, Mr. Swarts worked for a local public accounting firm as Manager of the litigation support department from April 2016 to October 2017. He has provided forensic accounting, expert witness, business valuation, and consulting services to clients in a wide variety of industries. From January 2013 to April 2016, he worked as an auditor in the Las Vegas office of Ernst & Young LLP. His clients consisted primarily of SEC filers in the highly regulated gaming industry. He is a Certified Public Accountant licensed in the State of Nevada.

Gary Henrie, Secretary

The board of directors ratified the appointment of Gary Henrie to the office of Secretary on June 8, 2021. Mr. Henrie is an attorney licensed to practice law in the State of Utah since 1987 and in the State of Nevada since 2003.  Mr. Henrie was appointed an officer of the United State Supreme Court by the United States Supreme Court in June, 2014.  Mr. Henrie has served as legal counsel to public companies for the past 33 years and has been securities counsel for the Company since 2014.

CORPORATE GOVERNANCE

Director Independence

One of our directors, Edmond DeFrank, is an independent director. The remaining two are not. The definition the Company uses to determine whether a director is independent is NASDAQ Rule 4200(a)(15).

Board Meetings

All directors elected or appointed to our Board hold office until the next annual meeting of stockholders following the expiration of their board term and the election of their successors. During the fiscal year ended March 31, 2022, our Board held 13 meetings, and each director who was in office at that time attended each of those meetings except on one occasion when one director missed one meeting. Our audit committee held four meetings during such fiscal year and our compensation committee did not meet since there was no business brought before the Committee during the year.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by Board members at the Annual Meeting of stockholders, directors are strongly encouraged to attend Annual Meetings of stockholders. All of our directors are expected to attend the upcoming Annual Meeting.

Board Leadership Structure

The Board believes that John Poss' service as Chairman of the Board is in the best interest of GB Sciences and its shareholders. Mr. Poss possesses detailed knowledge of the priorities, opportunities and challenges facing GB Sciences, and is well positioned to develop an agenda and strategic vision that ensure that the Board’s time and attention are focused on the most critical matters. GB Sciences does not have a lead independent director and does not believe one is necessary at this time.

Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Corporation’s risks. The Board regularly reviews information concerning our operations, liquidity, competitive position and personnel, as well as the risks associated with each of these. Our Compensation Committee is responsible for overseeing the management of our risks relating to our executive and long-term compensation plans and oversees the Corporation’s management of its risks pertaining to potential conflicts of interest and independence of Board members. The Audit Committee oversees the Corporation’s management of our risks pertaining to internal controls, adherence to generally accepted accounting principles, and financial reporting. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board will be regularly informed through committee reports about such risks.

Compensation Committee

On July 6, 2016, the Board established the Compensation Committee and approved and adopted a charter (the "Compensation Committee Charter"). The compensation committee is comprised of John Poss and Edmond DeFrank. Edmond DeFrank is independent pursuant to NASDAQ Rule 4200(a)(15). John Poss is designated the chairperson of the committee. In addition to the enumerated responsibilities of the Compensation Committee in the Compensation Committee Charter, the primary function of the Compensation Committee is to oversee the compensation of our executives, produce an annual report on executive compensation for inclusion in our proxy statement, if and when required by applicable laws or regulations, and advise the Board on the adoption of policies that govern our compensation programs. The Compensation Committee Charter is filed as Exhibit 10.8 to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 30, 2022.

Audit Committee

On July 6, 2016, the Board established the Audit Committee and approved and adopted a charter (the "Audit Committee Charter") to govern the Audit Committee. The audit committee is comprised of John Poss and Dr. Andrea Small-Howard, neither of whom is independent pursuant to NASDAQ Rule 4200(a)(15). John Poss is designated the chairperson of the committee. In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee Charter, the primary function of the Audit Committee is to assist the Board in its general oversight of our accounting and financial reporting processes, audits of our financial statements, and internal control and audit functions. The Audit Committee Charter is filed as Exhibit 10.7 to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 30, 2022. At the present time, no member of our board of directors qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

Shareholder Communications with the Board

Mail can be addressed to directors in care of the Office of the Secretary, GB Sciences, Inc., 9205 W Russell Road Suite 240, Las Vegas, Nevada 89148. At the direction of the Board, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, as decided by the Secretary, will be forwarded to appropriate management personnel. Trivial items will be delivered to the directors at the next scheduled Board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to Edmond DeFrank. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1

ELECTION TO THE BOARD OF THE DIRECTORS

Election of Directors

The Board currently consists of three individuals. The Board of Directors has nominated John Poss, Dr. Andrea Small-Howard, and Edmond DeFrank to stand for election for a three-year term each.

Votes will be cast pursuant to the enclosed proxy for the election of the nominees named therein unless specification is made withholding such authority. The nominees are presently all of the directors of the Corporation. Should any nominee for Director become unavailable, which is not anticipated, the proxies named in the proxy card will vote for the election of such other person as the Board of Directors may recommend.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 600,000,000 TO 950,000,000.

At the present time, our Articles of Incorporation authorizes the issuance of up to 600,000,000 shares of stock. Our Board of Directors has unanimously approved a resolution to amend the Articles of Incorporation, subject to shareholder approval, to authorize the issuance of up to 950,000,000 shares of stock, par value $0.0001 per share. On the Record Date, the Corporation had 378,205,894 shares of common stock issued and outstanding and has no current plans for the issuance of additional shares other than for normal corporate purposes.

Purpose and Effect of Increasing the Number of Authorized Shares

Our Board believes that an increase in the stock available for issuance is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of stock is to have shares available for issuance for such corporate purposes as the Board may determine in its discretion, including, without limitation:

●	conversion of convertible securities;

●	future acquisitions;

●	stock dividends or other distributions;

●	issuances pursuant to our 2021 Equity Incentive Plan; and

●	future financings and other corporate purposes.

Although the Company is actively discussing financing alternatives which may result in the issuance of additional shares of stock, the Company has no such plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available authorized shares.

No further stockholder approval is required to effect an increase in the stock available for issuance or to issue any additional shares.

Anti-Takeover Effects of the Stock Increase

THE OVERALL EFFECT OF THE STOCK INCREASE MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the stock increase is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company's voting securities and the removal of incumbent management. Our management could use the additional shares of stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of stock.

The increase in the relative number of authorized shares of stock is not the result of an effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the stock increase a plan by management to adopt a series of amendments to the Company's charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the increase in the number of shares of stock that the Company is able to issue in order to attract potential investors and conduct equity financings. Any issuance of additional shares of stock could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Effectiveness of Amendment

The Certificate of Amendment of the Articles of Incorporation amending the number of authorized shares will be in substantially the form attached to this Proxy Statement as Appendix A and will become effective upon the acceptance for record of the Certificate of Amendment of our Articles of Incorporation with the Secretary of State of Nevada which will occur as soon as possible following the Annual Meeting of Shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board has appointed Assurance Dimensions as the Corporation’s independent accountants to audit the Corporation’s financial statements for the fiscal year ending March 31, 2023 and recommends that shareholders vote for ratification of such appointment. Although the Board is not required to seek shareholder approval of this appointment, the Board believes it to be sound corporate governance to do so. Notwithstanding the appointment by the Audit Committee of Assurance Dimensions and ratification of that appointment by the shareholders of the Corporation, the Audit Committee may direct the appointment of a new independent accountant at any time during the year if the Board determines that such a change would be in the Corporation’s best interest and in the best interests of the shareholders. If the appointment is not ratified, the Audit Committee will investigate the reasons for shareholder rejection and may reconsider the appointment.

Assurance Dimensions has served as the Corporation’s independent accountants since August 10, 2019. It is anticipated that a representative from Assurance Dimensions will not be present at the Meeting. If a representative from Assurance Dimensions is in attendance at the Meeting, it is anticipated that such representative will be available to respond to appropriate questions and to make a statement, if so desired.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF ASSURANCE DIMENSIONS AS THE CORPORATION’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2023.

AUDIT COMMITTEE REPORT

Our audit committee did not submit a report of the Audit Committee of the Board, with respect to the Corporation’s audited financial statements for the fiscal year ended March 31, 2022.

FEES PAID TO THE INDEPENDENT ACCOUNTANTS

Audit Fees

Assurance Dimensions billed us fees of $65,141 for professional services rendered for the audit of our annual consolidated financial statements for the fiscal year ended March 31, 2022, and for the review of the consolidated financial statements included in our quarterly reports on Form 10-Q for the first three quarters of fiscal year 2022.

Assurance Dimensions billed us $65,000 for the audit of our consolidated financial statements for the prior fiscal year and for the review of the consolidated financial statements included in our quarterly reports on Form 10-Q for the first three quarters of such fiscal year 2015.

Audit-Related Fees

We incurred $3,000 and $1,500 in audit-related fees during the fiscal years ended March 31, 2022 and 2021, respectively.

Tax Fees

We incurred no fees for tax related work during the fiscal years ended March 31, 2022, and March 31, 2021.

Other Fees

We incurred no other accounting related fees during the fiscal years ended March 31, 2022, and March 31, 2021.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS AND CERTAIN BENEFICIAL OWNERS

The following table shows information regarding the beneficial ownership of our common stock by each named executive officer, director and director nominee, by certain beneficial owners and by the executive officers and directors as a group. Percentage ownership is based on 378,205,894 shares of common stock outstanding as of the Record Date. A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from the date of this Annual Report upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

Name of Beneficial Owner(1)	No. of Shares Owned		Percentage of Total Shares Owner
Officers and Directors
John Poss	4,225,000	(2)	1.1%
Dr. Andrea Small-Howard	3,482,666	(3)	0.9%
Zach Swarts	983,333	(4)	0.3%
Edmond DeFrank	833,333	(5)	0.2%
Gary Henrie	833,333	(6)	0.2%
Directors and officers as a group (five) persons	10,357,665	(7)	2.7%

5% Holders:
Robert Moody, Jr.	25,792,862	(8)	6.5%
Lawrence B. Ordower	26,226,560	(9)	6.7%
Edward Pershing	29,319,533	(10)	7.7%
Dr. David Ruggieri	29,706,444	(11)	7.5%

(1) The address of each person listed is GB Sciences, Inc. 3550 W. Teco Avenue, Las Vegas, NV 89118.

(2) Includes: 225,000 shares of common stock owned of record; 3,500,000 common shares issuable upon the exercise of options; and 500,000 common shares issuable upon the exercise of warrants.

(3) Includes: 116,000 shares of common stock owned of record; 1,666,666 common shares issuable upon the exercise of options; and 1,700,000 common shares issuable upon the exercise of warrants.

(4) Includes: 483,333 common shares issuable upon the exercise of options; and 500,000 common shares issuable upon the exercise of warrants.

(5) Includes: 333,333 common shares issuable upon the exercise of options; and 500,000 common shares issuable upon the exercise of warrants.

(6) Includes: 500,000 common shares issuable upon the exercise of options; and 333,333 common shares issuable upon the exercise of warrants.

(7) Includes: 341,000 shares of common stock owned of record; 6,483,332 common shares issuable upon the exercise of options; and 3,533,333 common shares issuable upon the exercise of warrants.

(8) Includes: 7,762,500 shares of common stock owned of record; 8,002,500 common shares issuable upon the exercise of warrants; and 10,027,862 common shares issuable upon the conversion of notes.

(9) Includes: 13,488,560 shares of common stock owned of record; and 12,738,000 common shares issuable upon the exercise of warrants.

(10) Includes: 16,467,399 shares of common stock owned of record; and 12,852,134 common shares issuable upon the exercise of warrants.

(11) Includes: 11,551,800 shares of common stock owned of record; 11,565,000 common shares issuable upon the exercise of warrants; and 6,589,644 common shares issuable upon the conversion of notes.

VOTING SECURITIES HELD BY CERTAIN BENEFICIAL OWNERS

The securities entitled to be voted at the Meeting consist of shares of common stock of the Corporation. Each shareholder is entitled to one vote per each share of common stock owned. There were 378,205,894 shares of common stock issued and outstanding at the close of business on the Record Date. There are no persons that beneficially own more than 5% of our outstanding common stock as of the Record Date without adjustment for shares that can be obtained upon the exercise of options, warrants and/or the conversion of notes.

DIRECTOR COMPENSATION

Directors are entitled to be reimbursed for reasonable and necessary expenses incurred on behalf of the Company. Independent directors are paid $2,000 monthly with an additional $1,000 for each meeting attended in person.

EXECUTIVE COMPENSATION

The following summary compensation table reflects all compensation awarded to, earned by, or paid to the Chief Executive Officer, Chief Science Officer, and Chief Financial Officer for all services rendered to us in all capacities during each of the years ended March 31, 2022 and 2021.

Summary Compensation Table

Name and Position	Year	Salary ($)	Bonus($)	Option Awards($) (1)	Total($)

John Poss, Chief Executive Officer and Chairman	2022	69,068	33,748		102,816
	2021	74,500		19,000	93,500
Andrea Small-Howard, President and Chief Science Officer	2022	177,846			177,846
	2021	99,000		67,000	166,000
Zach Swarts, Chief Financial Officer	2022	128,250			128,250
	2021	127,500		43,000	170,500

(1) Represents the grant date fair value of option awards granted, as calculated in accordance with stock-based compensation accounting standards.  The fair value of these awards is determined under the Black-Scholes option pricing model. Although the table above indicates the full grant date value of the awards in the year which the compensation is considered, the options granted vest over a three-year period.

Employment Agreements

John Poss, Chief Executive Officer and Chairman of the Board of Directors

On August 10, 2015, Mr. Poss, entered into an employment agreement with the Company. The term of employment is one-year subject to automatic extensions for additional one-year periods unless either party chooses to terminate such employment. The Company may terminate the Employment Agreement at any time with or without cause. If the Company terminates the Employment Agreement without cause, Mr. Poss is entitled to three months' severance if the termination takes place during the first year of employment, four months' severance if the termination takes place during the second year of employment and six months' severance if the termination takes place during the third year or a subsequent year of employment. No severance payments are due in the case of a termination for cause. Similar severance provisions apply to a termination by Mr. Poss for good reason but not to a termination by Mr. Poss without good reason. Mr. Poss received a monthly salary of $10,000 per month per the agreement. In addition, in August 2015, the Company issued 600,000 options to Mr. Poss under our 2014 Equity Incentive Plan. The options are exercisable upon vesting for a period of 10 years from issuance for the purchase of shares of our common stock at a price of $0.30 per share. The options issue pursuant to the agreement have all vested.

Pursuant to the appointment of Mr. Poss as the Company's President, Chief Executive Officer and Board Member, the Company entered into an Amended and Restated Employment Agreement, effective June 1, 2016.  The agreement will end on May 1, 2017, which end date can be extended upon the mutual agreement of the parties.  Under the agreement Mr. Poss received an annual salary of not less than $120,000 and quarterly bonuses equal to the value of 125,000 shares of the Company’s common stock.  Bonuses are payable in S-8 stock or cash in the discretion of the Company.  Under the agreement, Mr. Poss also received options to acquire 1.4 million shares of the Company's common stock subject to certain vesting requirements.  The option strike price is the market value of the stock on the date the options were granted. All of the related options are fully vested.

Effective May 8, 2017, following the retirement of Craig Ellins, our Chief Innovation Officer and Chairman of the Board, Mr. Poss, replaced Mr. Ellins as Chairman of the Board.

Effective July 1, 2020, all employees agreed to temporary voluntary pay reductions and Mr. Poss' salary was decreased to $3,000 per month with no quarterly bonuses. On November 12, 2020, the Company and Mr. Poss entered into an Indemnification Agreement. Beginning February 1, 2021, the board of directors approved an increase of Mr. Poss' monthly salary to $5,000. The board of directors granted Mr. Poss a discretionary award of 500,000 warrants to purchase one share of the Company's common stock at $0.04 per share for a period of ten years, with immediate vesting, on December 7, 2020. On December 15, 2020, 3,500,000 existing options held by Mr. Poss were re-priced to $0.05 per share.

Dr. Andrea Small-Howard, PhD, MBA, President, Chief Science Officer and Director

On June 19, 2014, Dr. Andrea Small-Howard, Chief Science Officer, entered into a three-year employment agreement with the Company. Dr. Small-Howard received a salary at the annual rate of $78,000 and 450,000 shares of restricted common stock that vests over the three-year term of employment. The stock is restricted as defined by the Rules and Regulations promulgated under the Securities Act of 1933, as amended. The Company may terminate the Employment Agreement at any time with or without cause. If the Company terminates the Employment Agreement without cause, Dr. Small-Howard is entitled any unpaid base salary accrued through the effective date of termination notice and pay in a lump sum of an amount equal to the product of the sum of the executive’s-based salary plus the amount of the highest annual bonus or other incentive compensation payment therefore made by the Company to the executive, multiplied by one. In the event of a Change of Control, as such term is defined in the 2014 Equity Incentive Plan, all of the restricted stock granted to Dr. Small-Howard vested immediately. Dr. Small-Howard also received 500,000 of stock options not in connection with her employment agreement, of which 100,000 vested immediately and the remainder vested over three years.

Effective on June 1, 2016, the Company amended its employment agreement with Dr. Small-Howard.  Pursuant to the amendment, Ms. Small-Howard surrendered a stock award for 450,000 shares of common stock in exchange for warrants to purchase 1.2 million common shares at the strike price of $0.30 per share.

Effective July 1, 2020, all employees agreed to temporary voluntary pay reductions and Dr. Small-Howard's salary was decreased to $5,000 per month. On November 12, 2020, the Company and Dr. Small-Howard entered into an Indemnification Agreement. Beginning February 1, 2021, the Board of directors approved an increase of Dr. Small-Howard's monthly salary to $12,000. The board of directors granted Dr. Small-Howard a discretionary award of 500,000 warrants to purchase one share of the Company's common stock at $0.04 per share for a period of ten years, with immediate vesting, on December 7, 2020. On December 15, 2020, Dr. Small-Howard was granted a discretionary award of 1,000,000 options to purchase one share of the Company's common stock at $0.05 per share for a period of ten years, vesting over a two-year period, and 1,000,000 existing options and 1,200,000 existing warrants held by Dr. Small-Howard were re-priced to $0.05 per share.

Zach Swarts, Chief Financial Officer and Treasurer

The Company and Mr. Swarts have not entered into a written employment agreement. On November 12, 2020, the Company and Mr. Swarts entered into an Indemnification Agreement. Beginning with his appointment as Interim CFO in September 2019, Mr. Swarts was paid a salary of $160,000 per year. Effective July 1, 2020, all employees agreed to temporary voluntary pay reductions and Mr. Swarts' salary was decreased to $5,000 per month. Beginning October 1, 2021, the board of directors approved an increase of Mr. Swarts' monthly salary to $10,000. The board of directors granted Mr. Swarts a discretionary award of 500,000 warrants to purchase one share of the Company's common stock at $0.04 per share for a period of ten years, with immediate vesting, on December 7, 2020. On December 15, 2020, Mr. Swarts was granted a discretionary award of 500,000 options to purchase one share of the Company's common stock at $0.05 per share for a period of ten years, vesting over a two-year period, and 150,000 existing options held by Mr. Swarts were re-priced to $0.05 per share.

Outstanding Equity Awards

The following table summarizes the number of shares underlying outstanding equity incentive plan awards for each named executive officer as of March 31, 2022:

Name	Number of Shares Underlying Exercisable Options/Warrants (1)		Number of Shares Underlying Unexercisable Options/Warrants	Option Exercise Price ($)	Option Expiration Date	Market Value of Shares Not Vested (2)

John Poss	600,000			$0.05	08/10/25
	1,400,000			$0.05	06/01/23
	1,500,000			$0.05	11/26/27
	500,000	(4)		$0.04	12/07/30

Andrea Small-Howard	500,000			$0.05	03/27/25
	1,200,000	(3)		$0.05	06/01/26
	500,000			$0.05	11/26/27
	666,666		333,333	$0.05	12/15/30	$9,387
	500,000	(4)		$0.04	12/07/30

Zach Swarts	150,000			$0.05	10/01/27
	333,333		166,667	$0.05	12/15/30	$4,694
	500,000	(4)		$0.04	12/07/30

Edmond DeFrank	333,333		166,667	$0.05	12/15/30	$4,694
	500,000	(4)		$0.04	12/07/30

(1)	These options and warrants were vested at March 31, 2022.
(2)	Represents the Black-Scholes fair value of unvested awards as of the grant date.

(3) Represents a warrant to purchase 1,200,000 shares of common stock at an exercise price of $0.05 per share.

(4) Represents warrants to purchase 500,000 shares of common stock at an exercise price of $0.04 per share.

OTHER INFORMATION

INFORMATION REGARDING THE CORPORATION

Annual Report

This proxy statement is accompanied by our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 (the “Annual Report”). GB Sciences will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Annual Report, as filed with the SEC, including the financial statements and a list of exhibits to the Annual Report. We will furnish to any such person any exhibit described in the list of exhibits in the Annual Report upon the advance payment of a reasonable fee. Requests for a copy of the Annual Report and/or any exhibit should be directed to the Chief Financial Officer, c/o GB Sciences, Inc., 9205 W Russell Road Suite 240, Las Vegas, Nevada 89148 or by telephone at (866) 721-0297.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock (collectively referred to herein as “Reporting Persons”), to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of copies of Forms 3, 4 and 5 and amendments thereto furnished to us during our most recent fiscal year, we believe each of the directors, officers and persons who beneficially own more than 10% of our common stock need to file a Form 3 and applicable Form 4’s to be in compliance with the reporting requirements of Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS

Employment Agreements

We have entered into employment agreements with John Poss and Dr. Andrea Small-Howard, as described above under “Executive Compensation”.

OTHER MATTERS

Availability of Accountants

Representatives of our auditing firm are not expected to be present at the Meeting. If representatives are present, an opportunity will be provided for the representatives to make a statement, if they desire to do so, and to respond to appropriate shareholder questions.

Deadline for Receipt of Shareholders’ Proposals

Stockholders may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year if in fact an annual meeting is held next year, the written proposal must be received by our Corporate Secretary, at our principal executive offices, no later than April 28, 2023. If the date of next year’s annual meeting is moved more than 30 days before the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to Corporate Secretary, GB Sciences, Inc., 9205 W Russell Road Suite 240, Las Vegas, Nevada 89148, telephone number (866) 721-0297. Stockholders may propose director candidates for consideration by our Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

John Poss

Chief Executive Officer

GB SCIENCES, INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, MARCH 9, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints John Poss and Zach Swarts, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of GB SCIENCES, INC. that the stockholders(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held via remote communication at 10:00 a.m. Pacific time on Thursday March 9, 2023, and any adjournment or postponement of the annual meeting.

The proxies are authorized to vote in their discretion: (i) for the election of any person to the Board of Directors if the nominees named herein becomes unable to serve or for good cause will not serve; and (ii) on other business, if any, as may properly be brought before the meeting or any adjournment or postponement of the meeting for which voting direction is not noted on this proxy.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. To indicate your preference, mark [X] in the space provided.

The Board of Directors recommends a vote “FOR” the following:

1.         Election of Directors

Nominees: (1) John Poss; (2) Dr. Andrea Small-Howard; and (3) Edmond DeFrank.

[ ] FOR all nominees [ ] WITHHOLD all nominees [ ] FOR only the following nominees:

_______________________________________________________________________________ .

The Board of Directors recommends a vote “FOR” the following proposal:

2.         To approve an amendment to our articles of incorporation increasing the number of shares of stock our Board of Directors is authorized to issue from 600,000,000 shares to 950,000,000 shares.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

The Board of Directors recommends a vote “FOR” the following proposal:

3.         To ratify the appointment of Assurance Dimensions as our independent registered public accounting firm for the fiscal year ended March 31, 2023.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

Date: _____________________

Signature _____________________________ Signature (joint owners)________________________________

Print name ____________________________ Print name ________________________________

(Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustee, etc., should give their full titles.)